UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):

May 18, 2006

ASCENDANT SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16250 Dallas Parkway, Suite 205, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 3, 2005, Ascendant Solutions, Inc. (“the Company”) issued a press release announcing that the board of directors of its wholly-owned subsidiary Dougherty’s Holdings, Inc. (“DHI”) committed to a plan to explore strategic alternatives for its infusion therapy business, Park InfusionCare. DHI retained the services of The Braff Group to assist in exploring strategic alternatives for Park InfusionCare. As disclosed in a press release on May 24, 2006, which is attached hereto as Exhibit 99.1, the board of directors has decided to retain the operations of Park InfusionCare.

In connection with the decision to retain the operations of Park InfusionCare, DHI entered into an employment agreement on May 18, 2006 with Scott R. Holtmyer to be the Vice President of its Park InfusionCare infusion therapy business. Since May 2005, he has served as Central Area Vice President for Option Care, a national infusion and specialty pharmacy services provider.  In his most recent capacity with Option Care, Mr. Holtmyer was responsible for the management of eight infusion offices throughout Texas, Oklahoma, New Mexico and Colorado.  From May 1993 until May 2005, Mr. Holtmyer worked for Omnicare, a national provider of pharmaceutical care and infusion therapy services, most recently serving as the Area Director of Operations.  The terms of Mr. Holtmyer’s employment agreement, which is attached hereto as Exhibit 10.1, include an initial one year term, a base salary of $165,000 and bonus incentives based on the achievement of certain levels of profitability.

Item 2.05 Costs Associated With Exit or Disposal Activities.

The Company began reporting the results of Park InfusionCare as a discontinued operation in its September 30, 2005 quarterly report on Form 10-Q. As a result of the board of directors decision to retain the operations of Park InfusionCare, the Company will report the operating results of Park InfusionCare as part of continuing operations in its June 30, 2006 quarterly report on Form 10-Q.

The Company had previously recorded an estimated charge of $230,000 for employee retention costs directly related to any potential disposition or strategic transaction for Park InfusionCare. As no such transaction was consummated, none of these retention costs were paid and the Company will record a reversal of this accrual as part of results from discontinued operations in its June 30, 2006 quarterly report on Form 10-Q.

Item 8.01 Other Events

As outlined above, the Company issued a press release on May 24, 2006, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1*  Employment Agreement between Scott R. Holtmyer and Park InfusionCare dated May 18, 2006

Exhibit 99.1*  Press Release dated May 24, 2006

* Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2006	ASCENDANT SOLUTIONS, INC.

	By:	/s/ David E. Bowe
David E. Bowe
President and Chief Executive Officer